Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Announces Early Results and Increase in the Maximum Amount and Exchange Consideration of
its Previously Announced Exchange Offer and Related Consent Solicitation

CAMP HILL, Pa. (July 10, 2020) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced the early results of its previously announced exchange offer (the “Exchange Offer”) to Eligible Holders (as defined below) of its outstanding 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 8.000% Senior Secured Notes due 2026 (the “New Notes”) and cash, upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated June 25, 2020, as supplemented on July 10, 2020 (the “Supplement” and, as supplemented, the “Offering Memorandum”). In addition, the Company announced that it has (i) increased the maximum amount of Old Notes that may be accepted for exchange (the “Maximum Amount”) from $750 million to $1.125 billion and (ii) increased the “Exchange Consideration” for Old Notes validly tendered after the Early Deadline (as defined below) from $760 in principal amount of New Notes and $184 in cash per $1,000 principal amount of Old Notes to $800 principal amount of New Notes and $191.50 in cash per $1,000 principal amount of Old Notes. All other terms and conditions to the Exchange Offer remain unchanged. The consideration for Old Notes tendered after the Early Deadline is the same as that for Old Notes tendered by the Early Deadline other than it does not include the consent payment of $2.50 in cash (the “Consent Payment”).

As of 5:00 p.m., New York City time, on July 9, 2020 (such date and time, the “Early Deadline” or the “Consent Deadline”, as applicable), (i) $1,053,255,000 aggregate principal amount of the Old Notes, representing approximately 91.31% of the outstanding Old Notes, were validly tendered and not validly withdrawn (and Consents (as defined below) thereby validly given and not validly revoked) pursuant to the Exchange Offer and (ii) Consents in respect of $1,056,638,000 aggregate principal amount of the Old Notes (which include Consents given in connection with tenders of Old Notes), representing approximately 91.60% of the outstanding Old Notes, were validly delivered and not validly revoked pursuant to the Consent Solicitation (as defined below). Rite Aid will accept for purchase all of the Old Notes that were validly tendered (and not validly withdrawn) before the Early Deadline. Rite Aid also expects to accept for purchase the Maximum Amount of validly tendered (and not validly withdrawn) Old Notes (the “Purchased Notes”). The Company did not extend the Withdrawal Deadline (as defined below), which ended at 5:00 p.m., New York City time, on July 9, 2020 (such date and time, the “Withdrawal Deadline”). Eligible Holders that tender after the Withdrawal Deadline and the Consent Deadline will not be afforded withdrawal rights and will not be eligible to receive the Consent Payment. In addition, all Old Notes tendered for exchange before the Early Deadline will be accepted in priority to Old Notes tendered for exchange after the Early Deadline.

As set forth in the table below, Eligible Holders of the Purchased Notes who tendered before the Consent Deadline will receive the “Total Exchange Consideration” of $800 principal amount of New Notes and $194 in cash per $1,000 principal amount of Old Notes accepted for purchase, which amount includes the “Early Tender Payment” of $40 principal amount of New Notes and $7.50 in cash and the Consent Payment per $1,000 principal amount of Old Notes.

Old Notes to be Exchanged	CUSIP Number / ISIN	Aggregate Principal Amount Outstanding	Maximum Amount	Aggregate Principal Amount Tendered at or prior to the Early Deadline	Percent of Principal Amount Outstanding Tendered	Exchange Consideration(1)	Total Exchange Consideration (if tendered prior to the Early Deadline)(1)(2)
6.125% Senior Notes due 2023	767754CH5 / US767754CH50 / U76659AW8 / USU76659AW82	$1,153,490,000	$1,125,000,000	$1,053,255,000	91.31%	$800 principal amount of New Notes and $191.50 in cash	$800 principal amount of New Notes and $194 in cash

(1)	For each $1,000 principal amount of Old Notes.

(2)	Includes the Early Tender Payment of $40 principal amount of New Notes and $7.50 in cash and the Consent Payment of $2.50 in cash per $1,000 principal amount of Old Notes. The Consent Payment is payable in respect of Consents received prior to the Consent Deadline, subject to the satisfaction of the conditions to such payment.

Eligible Holders who tender (and do not validly withdraw) prior to the Expiration Time (as defined below) and whose Old Notes are accepted for exchange will also receive payment of accrued and unpaid interest in cash from the last interest payment date for the Old Notes (January 31, 2020), to, but not including, the settlement date for the Exchange Offer, which will occur promptly after the Expiration Time and is expected to be July 27, 2020. Eligible Holders who either do not tender, or tender and validly withdraw, will receive the interest payable on the Old Notes on August 1, 2020, if they are a Holder at the close of business on July 15, 2020.  Eligible Holders who tendered prior to the Early Deadline (and did not validly withdraw) and whose Old Notes are not accepted for exchange will receive the interest payable on the Old Notes on August 1, 2020. Holders who delivered their Consents without tendering Old Notes will receive the Consent Payment only.

The Exchange Offer will expire at 11:59 p.m., New York City time, on July 23, 2020 (the “Expiration Time”). The Company reserves the right to amend, extend or terminate the Exchange Offer at any time, subject to applicable law. The Exchange Offer and Consent Solicitation are subject to certain customary conditions described in the Offering Memorandum.

In conjunction with the Exchange Offer the Company also solicited consents (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) from all holders of the Old Notes (each, a “Holder”) to the indenture governing the Old Notes, which would modify the debt and lien covenants to provide additional secured debt capacity by creating exemptions for (i) the $600 million of outstanding 7.500% Senior Secured Notes due 2025 and (ii) the New Notes. The adoption of the Proposed Amendments requires the consents (the “Consents”) of the Holders of at least a majority of the outstanding principal amount of the Old Notes (the “Requisite Consents”). As of the Consent Deadline, the Company had received the Requisite Consents and the Company executed a supplemental indenture (a “Supplemental Indenture”) on the Consent Deadline. The Supplemental Indenture became effective upon execution thereof by the Company, the guarantors thereto and The Bank of New York Mellon Trust Company, N.A., the trustee of the Old Notes (the “Old Notes Trustee”), but the Supplemental Indenture provides that the Proposed Amendments will not become operative unless and until (i) the Company notifies the Old Notes Trustee that the Company has delivered to The Depository Trust Company for the Holders the aggregate amount to be paid to such Holders as Consent Payments, upon the terms and subject to the conditions in the Offering Memorandum, in respect of the Consents validly delivered and not revoked thereunder and (ii) the Old Notes that are validly tendered (and not validly withdrawn) in the Exchange Offer have been accepted for exchange by the Company in accordance with the terms of the Offering Memorandum.

The Consent results are based on (i) early tenders in the Exchange Offer, which tenders are deemed also to constitute the delivery of Consents in the Consent Solicitation being made by the Company to adopt the Proposed Amendments, (ii) deliveries of Consents in the Consent Solicitation (without tendering the Old Notes in the Exchange Offer) from Eligible Holders and (iii) deliveries of Consents in the Consent Solicitation from Holders that are not Eligible Holders.

The Exchange Offer and the issuance of the New Notes have not been and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or any other securities laws, and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and will be issued only to Holders that are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) and (ii) persons outside the United States, that are not “U.S. persons” in compliance with Regulation S under the Securities Act (“Regulation S”) and that are not acquiring the New Notes for the account or benefit of a U.S. person. Non-U.S. persons may also be subject to additional eligibility criteria. We refer to the Holders who have certified to us that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions as “Eligible Holders.” Only Eligible Holders are authorized to participate in the Exchange Offer.

Available Documents and Other Details

Documents relating to the Exchange Offer and Consent Solicitation will be distributed to Holders who complete and return an eligibility form confirming that they are either (i) a “qualified institutional buyer” under Rule 144A, (ii) not a “U.S. person” under Regulation S for purposes of applicable securities laws or (iii) neither a “qualified institutional buyer” under Rule 144A nor a “U.S. person” under Regulation S for purposes of applicable securities laws. Holders who desire to complete an eligibility form should either visit https://gbsc-usa.com/eligibility/riteaid or request instructions by sending an e-mail to contact@gbsc-usa.com or by calling Global Bondholder Services Corporation, the information and exchange agent for the Exchange Offer and Consent Solicitation, at (toll-free) (866) 470-3900 or (banks and brokers) (212) 430-3774. The eligibility form is also available electronically at: http://gbsc-usa.com/eligibility/riteaid.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes or any other securities or of Consents. The Exchange Offer and Consent Solicitation are only being made pursuant to the Offering Memorandum. The Exchange Offer is not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Rite Aid’s pharmacists are uniquely positioned to engage with customers and improve their health outcomes. Rite Aid provides an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, Rite Aid provides pharmacy benefits services to approximately 4 million members nationwide.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the exchange offer and consent solicitation and any resulting charges or impact on our financial results; the impact of widespread health developments, including the continued impact of the global coronavirus (“COVID-19”) pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) which could materially and adversely affect, among other things, the economic and financial markets and labor resources of the locations in which we operate, access to credit, our front-end and pharmaceutical operations, supply chain, associates and executive and administrative personnel. These widespread health developments could also materially and adversely affect our third-party service providers, including suppliers, vendors and business partners, and customers and the demand for our products. These developments could result in recessionary economic conditions which could negatively impact our front-end sales and e-commerce business. Any of these developments could result in a material adverse effect on our business, financial conditions and results of operations; our ability to successfully implement our new business strategy (including any delays or adjustments as a result of COVID-19) and improve the operating performance of our stores; our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which we operate; the impact of private and public third party payors’ continued reduction in prescription drug reimbursement rates and efforts to encourage mail order; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the risk that we may experience shortages in our generic drug supply due to replenishment delays resulting from COVID-19, which could result in the substitution of generic drugs with brand drugs, which generally have a lower profit margin; the risk that changes in federal or state laws or regulations, including the Health Care Education Affordability Reconciliation Act, the repeal of all or part of the Patient Protection and the Affordable Care Act and any regulations enacted thereunder may occur; the impact of the loss of one or more major third party payor contracts and the risk that providers and state contract changes may occur; the risk that we may need to take further impairment charges if our future results do not meet our expectations; our ability to refinance our indebtedness on terms favorable to us; our ability to sell our calendar 2020 Centers of Medicare and Medicaid Services (“CMS”) receivable, which could negatively impact our leverage ratio if we do not consummate a sale; our ability to grow prescription count and realize front-end sales growth; the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring; our ability to achieve cost savings through the organizational restructurings within our anticipated timeframe, if at all; decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges; our ability to manage expenses and our investments in working capital; the continued impact of gross margin pressure in the pharmacy benefit management (“PBM”) industries due to continued consolidation and client demand for lower prices while providing enhanced service offerings; risks related to compromises of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers; our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration, early price renegotiations prior to contract expirations and the risk that we cannot meet client guarantees; our ability to maintain our current Medicare Part D business and obtain new Medicare Part D business, as a result of the annual Medicare Part D competitive bidding process and meet the financial obligations of our bid; the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments; changes in future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies; the risk that we could experience deterioration in our current Star rating with the CMS or incur CMS penalties and/or sanctions; the nature, cost and outcome of pending and future litigation and other legal or regulatory proceedings, and governmental investigations; and other risks and uncertainties described from time to time in our filings with the SEC.

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